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                                                                     EXHIBIT 8.1

August 16, 2000



Mutual Insurance Company of America
1301 North Hagadorn Road
East Lansing, MI 48223

Ladies and Gentlemen:

Pursuant to your request, we are providing our opinion of certain U.S. Federal income tax consequences of: (a) the conversion of Mutual Insurance Company of America ("MICOA") to a stock property and casualty insurance company under Michigan law (the "Conversion"); (b) the receipt by MICOA Eligible Policyholders of Subscription Rights to purchase shares of American Physicians Capital, Inc., a Michigan business corporation ("AP Capital"); and (c) the issuance of Subscription Rights or stock by AP Capital for cash. All of the foregoing are to occur pursuant to the Plan of Conversion, as adopted by the MICOA Board of Directors and filed with the Office of Financial and Insurance Services of the Michigan Department of Consumer and Industry Services ("MOFIS") on June 30, 2000 (the "Plan of Conversion").

In rendering the our opinion set forth below, we have relied upon (a) the Plan of Conversion; (b) the prospectus included in the registration statement on Form S-1 (the "Registration Statement") filed by MICOA with the Securities and Exchange Commission; (c) the representations given by MICOA, which are annexed hereto; and (d) such other documents as we have deemed necessary or appropriate. If any of the representations annexed hereto are incorrect in whole or in part, or if the terms of the Plan of Conversion are altered before consummation of the Conversion, such inaccuracies or alteration may have a material effect upon our opinion expressed in this letter.

Our opinion is based on the relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations thereunder, and the judicial and administrative interpretations thereof. There are no assurances that the conclusions reached herein will be accepted by the Internal Revenue Service or judicial authorities if challenged. Any legislative, regulatory, administrative, or judicial decisions subsequent to the date of this opinion may have an impact on the validity of our conclusions.

Unless you specifically request otherwise, we will not update our opinion for changes to the law, regulations, or the judicial and administrative interpretations thereof. Additionally, pursuant to your request, we have not analyzed the impact this transaction


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may have to any foreign policyholders or specific state or local income tax consequences associated with the transaction.

Unless otherwise noted, all capitalized terms (other than proper nouns) and acronyms not defined herein shall have the meaning set forth in Article I of the Plan of Conversion.

Based upon and subject to the foregoing, the following constitutes the opinion of PricewaterhouseCoopers, L.L.P.

1. The Conversion should constitute a tax-free reorganization within the meaning of section 368(a)(1)(E) of the Code. As such, MICOA or the Converted Company should recognize no gain or loss as a result of the reorganization.

2. The tax attributes of MICOA, including the basis and holding period of each asset in the hands of MICOA and the items described in Code section 381(c) with respect to MICOA, should remain unchanged as tax attributes of the Converted Company following the Conversion.

3. Neither MICOA nor the Converted Company should recognize gain or loss on receipt of property in exchange for its stock.

4. The Eligible Policyholders should be treated as transferring their voting rights and rights to share in a liquidation surplus of MICOA ("Membership Rights") to AP Capital in exchange for the Subscription Rights. An Eligible Policyholder will recognize gain or loss to the extent that the fair market value of the Subscription Rights received, if any, differs from the adjusted basis of such Eligible Policyholder in the Membership Rights surrendered therefor.

5. AP Capital should recognize no gain or loss on its granting of Subscription Rights to Eligible Policyholders and Officers, and should recognize no gain or loss on the lapse of any Subscription Right.

6. An Eligible Policyholder or Officer who acquires a Share by exercising a Subscription Right should have a basis in such Share equal to the amount of cash paid therefor plus the basis in the Subscription Right, if any. Such person's holding period in such Share should commence on the day the Subscription Right is exercised.

7. Any person acquiring a share of AP Capital common stock other than through exercise of a Subscription Right should have a basis in such share equal to the cash paid.

8. AP Capital should recognize no gain or loss on the receipt of cash or other property in exchange for its stock.

9. AP Capital should have a basis in the stock of Converted Company equal to the fair market value of property exchanged therefor.

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10.  AP Capital should recognize no gain or loss on the deemed exchange of
     Membership Rights in MICOA, treated as received from MICOA policyholders in exchange for Subscription Rights, for stock of the Converted Company.

11. Officers and Directors who receive Subscription Rights should recognize income in an amount equal to the fair market value of the Subscription Rights received, if any.

We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the reference to this firm under the caption "Material Federal Income Tax Consequences" in the Registration Statement. The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of such Act.

Except as set forth above, this opinion is being furnished only to you in connection with the events described in the Plan of Conversion and solely for your benefit in connection therewith and may not be used or relied upon for any other purpose and may not be circulated, quoted or otherwise referred to for any other purpose without our express written consent.

Very truly yours,

/s/ PricewaterhouseCoopers, L.L.P.

PricewaterhouseCoopers, L.L.P.

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[PRICEWATERHOUSECOOPERS LETTERHEAD]

October 23, 2000



Mutual Insurance Company of America
1301 North Hagadorn Road
East Lansing, MI 48223

Ladies and Gentlemen:

Pursuant to your request, we are reaffirming our opinion of certain U.S. Federal income tax consequences expressed in our letter dated August 16, 2000 (copy attached), related to: (a) the conversion of Mutual Insurance Company of America ("MICOA") to a stock property and casualty insurance company under Michigan law (the "Conversion"); (b) the receipt by MICOA Eligible Policyholders of Subscription Rights to purchase shares of American Physicians Capital, Inc., a Michigan business corporation ("AP Capital"); and (c) the issuance of Subscription Rights or stock by AP Capital for cash.

In reaffirming our opinion, we have relied upon (a) the Plan of Conversion, as amended an accepted by the Office of Financial and Insurance Services of the Michigan Department of Consumer and Industry Services; (b) the prospectus included in the registration statement on Form S-1 (the "Registration Statement") filed by MICOA with the Securities and Exchange Commission; (c) the representations given by MICOA, which were reaffirmed as of October 23, 2000; and (d) such other documents as we have deemed necessary or appropriate. If the terms of the Plan of Conversion are altered before consummation of the Conversion, such alteration may have a material effect upon our opinions expressed in this letter.

Our opinions are based on the relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations thereunder, and the judicial and administrative interpretations thereof. There are no assurances that the conclusions reached herein will be accepted by the Internal Revenue Service or judicial authorities if challenged. Any legislative, regulatory, administrative, or judicial decisions subsequent to the date of this opinion may have an impact on the validity of our conclusions.

Unless you specifically request otherwise, we will not update our opinion for changes to the law, regulations, or the judicial and administrative interpretations thereof. Additionally, pursuant to your request, we have not analyzed the impact this transaction may have to any foreign policyholders or specific state or local income tax consequences associated with the transaction.


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[PRICEWATERHOUSECOOPERS LETTERHEAD]


We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the reference to this firm under the caption "Material Federal Income Tax Consequences" in the Registration Statement. The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of such Act.

Except as provided in our letter of August 16, 2000, our opinion is being furnished only to you in connection with the events described in the Plan of Conversion and solely for your benefit in connection therewith and may not be used or relied upon for any other purpose and may not be circulated, quoted or otherwise referred to for any other purpose without our express written consent.

Very truly yours,



/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP